                             AMENDED AND RESTATED

                  DISTRIBUTION AND SERVICE PLAN AND AGREEMENT

                                     with

                      OppenheimerFunds Distributor, Inc.

                             For Class M Shares of

               Oppenheimer Convertible Securities Fund, a Series
                             of Bond Fund Series

This Amended and Restated  distribution  and Service Plan and  Agreement ( the
"Plan")  is  dated  as of  the  6th  day  of  October,  2005  by  and  between
Oppenheimer  Convertible  Securities Fund (the "Fund"),  a series of Bond Fund
Series  (the   "Trust"),   and   OppenheimerFunds   Distributor,   Inc.   (the
"Distributor").

1.    The Plan.  This Plan is the  Fund's  written  distribution  and  service plan for  Class M Shares of the Fund  which,  prior to March  11,  1996,  were designated  as  Class A Shares  of the  Fund,  (the  "Shares").  This  Plan is
contemplated  by Rule  12b-1  as it may be  amended  from  time  to time  (the
"Rule") under the  Investment  Company Act of 1940 (the "1940 Act"),  pursuant to  which  the  Fund  will  reimburse  the  Distributor  for its  services  in connection  with the  distribution  of Shares,  and the  personal  service and maintenance of shareholder  accounts that hold Shares  ("Accounts").  The Fund may act as  distributor  of securities of which it is the issuer,  pursuant to the Rule,  according to the terms of this Plan.  The terms and  provisions  of this Plan shall be interpreted  and defined,  in a manner  consistent with the provisions  and  definitions  contained  in (i) the 1940  Act,  (ii) the Rule,
(iii)  Rule  2830  of  the  Conduct  Rules  of  the  National  Association  of
Securities  Dealers,  Inc., or any  applicable  amendment or successor to such rule (the "NASD Conduct  Rules) and (iv) any conditions  pertaining  either to distribution-related  expenses or to a plan of distribution, to which the Fund is  subject  under any order on which the Fund  relies,  issued at any time by the Securities and Exchange Commission ("SEC").

2.    Definitions.  As used in this Plan,  the following  terms shall have the following meanings:

      (a)   "Recipient"  shall mean any broker,  dealer,  bank or other person or entity which: (i) has rendered assistance  (whether direct,  administrative or both) in the distribution of Shares or has provided  administrative support services  with  respect to Shares  held by  Customers  (defined  below) of the
Recipient;  (ii) shall  furnish the  Distributor  (on behalf of the Fund) with such information as the Distributor  shall  reasonably  request to answer such questions  as may  arise  concerning  the sale of  Shares;  and (iii) has been selected by the Distributor to receive payments under the Plan.

      (b)   "Independent  Trustees" shall mean the members of the Fund=s Board of Trustees who are not  "interested  persons" (as defined in the 1940 Act) of the  Fund  and  who  have  no  director  indirect  financial  interest  in the operation of this Plan or in any agreement relating to this Plan.

      (c)   "Customers"  shall  mean  such  brokerage  or other  customers  or investment  advisory or other  clients of a Recipient,  and/or  accounts as to which  such  Recipient  provides  administrative  support  services  or  is  a custodian or other fiduciary.

      (d)   "Qualified  Holdings" shall mean, as to any Recipient,  all Shares owned  beneficially  or of  record  by:  (i)  such  Recipient,  or  (ii)  such
Recipient=s  Customers,  but in no event shall any such Shares be deemed owned by more than one  Recipient  for purposes of this Plan. In the event that more than one person or entity  would  otherwise  qualify as  Recipients  as to the same Shares,  the Recipient  which is the dealer of record on the Fund's books as  determined  by the  Distributor  shall be deemed the  Recipient as to such
Shares for purposes of this Plan.

3.  Payments  for  Distribution   Assistance  and   Administrative   Support
Services.

      (a)   Payments to the  Distributor.  In  consideration  of the  payments made by the Fund to the  Distributor  under this Plan, the  Distributor  shall provide  administrative  support  services  and  distribution  services to the
Fund.  Such  services  include  distribution   assistance  and  administrative
support  services  rendered  in  connection  with  Shares (1) sold in purchase transactions,  (2) issued in exchange for shares of another investment company for which the  Distributor  serves as distributor or  sub-distributor,  or (3)
issued pursuant to a plan of  reorganization  to which the Fund is a party. If the Board  believes  that the  Distributor  may not be  rendering  appropriate distribution  assistance or administrative support services in connection with the sale of Shares,  then the Distributor,  at the request of the Board, shall provide the Board with a written  report or other  information  to verify that the  Distributor is providing  appropriate  services in this regard.  For such services, the Fund will make the following payments to the Distributor:

            (i)   Administrative Support Services and Distribution Assistance
Fees  (Asset-Based  Sales Charge).  Within  forty-five (45) days of the end of each  calendar  quarter,  the Fund will make payments in an amount which shall be the lesser of (1) 0.0625%  (0.25% on an annual basis) of the average during the period of the aggregate  net asset value of the Shares  computed as of the close of each business day or (2) the Distributor's  actual expenses under the
Plan for that quarter of the type approved by the Board (the  "Service  Fee"), plus (ii)  within ten (10) days of the end of each month,  in an amount  which shall be the lesser of (1) 0.0417%  (0.50% on an annual  basis) of the average during the month of the  aggregate  net asset  value of Shares  computed as of the close of each  business  day,  or (2) the  Distributor's  actual  expenses under  the Plan for  that  quarter  of the type  approved  by the  Board  (the
"Asset-Based  Sales  Charge").  Such  Service Fee payments  received  from the
Fund will compensate the Distributor for administrative  support services with respect to Accounts.  The  administrative  support services in connection with the  Accounts to be  rendered  by  Recipients  may  include,  but shall not be limited to, the  administrative  support  services that a Recipient may render as described in Section 3(b)(i) below.

      The distribution  assistance  services to be rendered by the Distributor in  connection  with the Shares may include,  but shall not be limited to, the following:  (i) paying sales commissions to any broker,  dealer, bank or other person or entity  that sells  Shares,  and/or  paying  such  persons  "Advance
Service  Fee  Payments"  (as defined  below) in advance of,  and/or in amounts greater than, the amount provided for in Section 3(b) of this Agreement;  (ii)
paying  compensation  to and  expenses of  personnel  of the  Distributor  who support  distribution of Shares by Recipients;  (iii)  obtaining  financing or providing such financing  from its own  resources,  or from an affiliate,  for the  interest  and other  borrowing  costs of the  Distributor=s  unreimbursed expenses  incurred in rendering  distribution  assistance  and  administrative support  services  to the Fund;  and (iv)  paying  other  direct  distribution
costs,   including   without   limitation  the  costs  of  sales   literature,
advertising  and  prospectuses  (other than those  prospectuses  furnished  to current  holders of the Fund=s shares  ("Shareholders"))  and state "blue sky"
registration expenses.

      (b)   Payments to Recipients.  The  Distributor is authorized  under the
Plan  to  pay  recipients  (1)  distribution  assistance  fees  for  rendering distribution  assistance  in  connection  with the sale of Shares  and/or  (2)
service fees for  rendering  administrative  support  services with respect to
Accounts.  However,  no such  payments  shall be made to any Recipient for any period in which its Qualified  Holdings do not equal or exceed,  at the end of such period, the minimum amount ("Minimum Qualified Holdings"),  if any, to be set from  time to time by a  majority  of the  Independent  Trustees.  All fee payments  made by the  Distributor  hereunder  are  subject  to  reduction  or chargeback so that the aggregate  service fee payments and Advance Service Fee
Payments do not exceed the limits on payments to Recipients  that are, mor may be, imposed by the NASD Conduct Rules.  The Distributor may make Plan payments to any "affiliated  person" (as defined in the 1940 Act) of the Distributor if such affiliated person qualifies as a Recipient.

      In   consideration   of  the  services   provided  by  Recipients,   the
Distributor shall make the following  payments to Recipients:

            (i)  Service  Fee.  In  consideration  of  administrative  support services  provided by a  Recipient,  the  Distributor  shall make  service fee payments  to that  Recipient  quarterly  or at such other  interval  as deemed appropriate  by the  Distributor,  within  forty-five  (45) days of the end of each calendar quarter or other period,  at a rate not to exceed 0.0625% (0.25%
on an annual  basis) of the  average  during the period of the  aggregate  net asset  value  of  Shares  computed  as of the  close  of  each  business  day, constituting  Qualified  Holdings  owned  beneficially  or of  record  by  the
Recipient  or by its  Customers  for a period of more than the minimum  period
(the  "Minimum  Holding  Period"),  if any,  to be set from  time to time by a majority of the Independent Trustees.

      Alternatively,  the  Distributor  may,  at its  sole  option,  make  the following  service fee payments to any Recipient,  within forty-five (45) days of the end of each  calendar  quarter  or at such  other  interval  as  deemed appropriate by the  Distributor:  (A) "Advance Service Fee Payments" at a rate not to exceed  0.25% of the  average  during  the  calendar  quarter  or other period of the  aggregate  net asset value of Shares,  computed as of the close of business on the day such Shares are sold,  constituting  Qualified Holdings sold by the Recipient  during that period and owned  beneficially or of record by the Recipient or by its Customers,  plus (B) service fee payments at a rate not t exceed  0.0625%  (0.25% on an annual  basis) of the  average  during the period of the aggregate net asset value of Shares  computed as of the close of each business day,  constituting  Qualified  Holdings owned beneficially or of record by the  Recipient or by its Customers for a period of more than one (1)
year.

      The  administrative  support  services to be rendered by  Recipients  in connection  with the Accounts  may  include,  but shall not be limited to, the following:  answering routine inquiries  concerning the Fund, assisting in the establishment  and  maintenance  of accounts or  sub-accounts  in the Fund and processing Share redemption  transactions,  making the Fund's investment plans and dividend payment options  available,  and providing such other information and services in connection with the rendering of personal  services and/or the maintenance  of  Accounts,  as the  Distributor  or the  Fund  may  reasonably request.

            (ii)  Distribution  Assistance  Fees  (Asset-Based  Sales Charge)
Payments.  Irrespective of whichever  alternative method of making service fee payments  to  Recipients  is  selected by the  Distributor,  in  addition  the
Distributor  may make  distribution  assistance  fee payments to any Recipient
quarterly,   or  at  such  other   interval  as  deemed   appropriate  by  the
Distributor,  within  forty-five (45) days of the end of each calendar quarter or other period,  at a rate not to exceed 0.125% (0.50% on an annual basis) of the  average  during the  period of the  aggregate  net asset  value of Shares computed  as of  the  close  of  each  business  day,  constituting  Qualified
Holdings  owned  beneficially  or of record by the Recipient or its Customers.
Distribution  assistance  fee payments  shall be made only to Recipients  that
are  registered  with  the  SEC  as  a   broker-dealer   or  are  exempt  from
registration.

            The  distribution  assistance to be rendered by the  Recipients in connection  with the sale of Shares may include,  but shall not be limited to, the  following:  distributing  sales  literature and  prospectuses  other than those furnished to current Shareholders,  providing compensation to and paying expenses of personnel of the Recipient who support the  distribution of Shares by the  Recipient,  and  providing  such other  information  and  services  in connection with the  distribution of Shares as the Distributor or the Fund may reasonably request.

      (c)   A majority  of the  Independent  Trustees  may at any time or from time to time  decrease  and  thereafter  adjust the rate of fees to be paid to the  Distributor  or to any  Recipient,  but not to exceed  the rate set forth above,  and/or  direct the  Distributor  to increase  or decrease  the Minimum
Holding  Period,   any  Minimum  Holding  Period  or  any  Minimum   Qualified
Holdings.   The  Distributor  shall  notify  all  Recipients  of  any  Minimum
Qualified  Holdings,  Maximum  Holding Period and Minimum  Holding Period that are established and the rate of payments  hereunder  applicable to Recipients, and shall provide each  Recipient  with written notice within thirty (30) days after any  change  in these  provisions.  Inclusion  of such  provisions  or a change in such  provisions  in a supplement or amendment to or revision of the prospectus of the Fund shall constitute sufficient notice.

      (d)   The Service  Fee and the  Asset-Based  Sales  Charge on Shares are
subject to reduction or elimination  under the limits to which the Distributor is, or may become, subject under the NASD Conduct Rules.

      (e)   Under the Plan,  payments may also be made to  Recipients:  (i) by
OppenheimerFunds,  Inc.  ("OFI")  from its own  resources  (which may  include profits  derived from the advisory fee it receives from the Fund),  or (ii) by
the  Distributor  (a  subsidiary  of  OFI),  from  its  own  resources,   from
Asset-Based  Sales Charge payments or from the proceeds of its borrowings,  in either case, in the discretion of OFI or the Distributor, respectively.

      (f)   Recipients  are  intended to have  certain  rights as  third-party beneficiaries  under this Plan, subject to the limitations set forth below. It may be presumed  that a Recipient  has  provided  distribution  assistance  or administrative  support  services  qualifying for payment under the Plan if it has  Qualified  Holdings of Shares to entitle it to  payments  under the Plan.
In the event that either the  Distributor  or the Board  should have reason to believe that,  notwithstanding  the level of Qualified  Holdings,  a Recipient may not be rendering  appropriate  distribution  assistance in connection with the sale of Shares or administrative  support services for Accounts,  then the
Distributor,  at the  request of the Board,  shall  require the  Recipient  to provide a written  report or other  information  to verify that said Recipient is  providing  appropriate  distribution  assistance  and/or  services in this regard.  If the  Distributor  or the Board of Trustees still is not satisfied, either may take appropriate steps to terminate the Recipient's  status as such
under  the  Plan,   whereupon  such   Recipient's   rights  as  a  third-party
beneficiary  hereunder shall  terminate.  Additionally,  in their discretion a majority  of the  Fund's  Independent  Trustees  at any  time may  remove  any broker, dealer, bank or other person or entity as a Recipient,  whereupon such person's  or  entity's  rights  as  a  third-party  beneficiary  hereof  shall terminate.  Notwithstanding  any other  provision of this Plan, this Plan does not  obligate  or in any  way  make  the  Fund  liable  to  make  any  payment whatsoever  to any person or entity  other than  directly to the  Distributor.
The  Distributor  has no  obligation  to pay any Service Fees or  Distribution
Assistance Fees to any Recipient if the  Distributor has not received  payment of Service Fees or Distribution Assistance Fees from the Fund.

4.    Selection  and  Nomination  of  Trustees.  While this Plan is in effect, the selection and  nomination of those persons to be Trustees of the Trust who are not "interested persons" of the Trust ("Disinterested  Trustees") shall be committed to the discretion of the incumbent Disinterested  Trustees.  Nothing herein shall prevent the incumbent  Disinterested Trustees from soliciting the views or the  involvement  of others in such  selection or nominations as long as the final  decision on any such  selection and  nomination is approved by a majority of the incumbent Disinterested Trustees.

5.    Reports.  While  this  Plan is in  effect,  the  Treasurer  of the Trust shall provide at least  quarterly a written report to the Fund's Board for its review,  detailing the amount of all payments made pursuant to this Plan,  the identity of the  Recipient  of each such  payment,  and the purposes for which the payments  were made.  The report  shall state  whether all  provisions  of
Section  3 of this  Plan  have  been  complied  with.  The  Distributor  shall annually  certify to the Board the amount of its total expenses  incurred that year with  respect to the  personal  service  and  maintenance  of Accounts in conjunction with the Board's annual review of the continuation of the Plan.

6.    Related  Agreements.  Any  agreement  related  to this Plan  shall be in writing and shall  provide that:  (i) such  agreement may be terminated at any time,  without  payment  of  any  penalty,  by a  vote  of a  majority  of the
Independent  Trustees or by a vote of the holders of a "majority"  (as defined in the 1940 Act) of the Fund's  outstanding voting securities of the Class, on not more than sixty days written  notice to any other party to the  agreement;
(ii) such termination  shall be on not more than sixty days= written notice to any other party to the  agreement;  (iii) such agreement  shall  automatically terminate in the event of its  assignment  (as defined in the 1940 Act);  (iv)
such  agreement  shall go into effect when approved by a vote of the Board and its  Independent  Trustees cast in person at a meeting  called for the purpose of voting on such agreement;  and (v) such agreement shall,  unless terminated as herein provided,  continue in effect from year to year only so long as such continuance is specifically  approved at least annually by a vote of the Board and its  Independent  Trustees  cast in  person at a  meeting  called  for the purpose of voting on such continuance.

7.    Effectiveness,  Continuation,  Termination  and Amendment.  This Amended
and  Restated  Plan  has  been  approved  by a vote  of the  Board  and of the
Independent  Trustees  and  replaces  the Fund's  prior  Amended and  Restated
Distribution  and  Service  Plan for  Class M  shares.  Unless  terminated  as hereinafter  provided,  it shall continue in effect from year to year from the date first set forth  above or as the Board may  otherwise  determine  only so long as such continuance is specifically  approved at least annually by a vote of the Board and its  Independent  Trustees cast in person at a meeting called for the purpose of voting on such continuance.

      This  Plan may not be  amended  to  increase  materially  the  amount of payments  to be made  without  approval  of the Class M  Shareholders,  in the manner  described  above,  and all material  amendments  must be approved by a vote of the Board and of the Independent Trustees.

      This Plan may be  terminated  at any time by vote of a  majority  of the
Independent  Trustees  or by the  vote  of the  holders  of a  "majority"  (as defined in the 1940 Act) of the Fund's outstanding Class M voting securities.

8.    Disclaimer  of  Shareholder  and  Trustee  Liability.   The  Distributor
understands  that the  obligations of the Fund under this Plan are not binding upon any Trustee of the Trust or shareholder of the Fund personally,  but bind only the Fund and the Fund's  property.  The  Distributor  represents  that it has  notice  of the  provisions  of the  Declaration  of  Trust  of the  Trust disclaiming  shareholder and Trustee  liability for acts or obligations of the
Fund.

                              Oppenheimer   Convertible   Securities  Fund,  a
                                        Series of Bond Fund Series

                                        /s/ Robert G. Zack
                               By:_________________________________
                                 Robert G. Zack, Secretary

                              OppenheimerFunds Distributor, Inc.

                                    /s/ James H. Ruff
                              By: _____________________________________
                                 James H. Ruff, President